Exhibit 99.1

                                                                                                                                                       Contact:    Richard A. Peabody
                                                                                                                                Vice President and
                                                                                                                                                                           Chief Financial Officer
                                                                                                                                                                           (214) 343-7812

Romacorp, Inc. Announces An Exchange Offer for all of the
Company's Outstanding 12% Senior Notes Due July 1, 2006

Dallas, Texas, September 22, 2003 - Romacorp, Inc. today announced that it has made an offer to exchange cash or new senior notes for up to all of its $55,000,000 in outstanding 12% Senior Notes due July 1, 2006. Subject to certain conditions, holders tendering 12% Senior Notes in the exchange offer may elect to receive either (a) cash in an aggregate amount of $650 for each $1,000 principal amount of 12% Senior Notes tendered, (b) Romacorp's newly issued 10.5% Senior Notes due December 31, 2008 in an aggregate principal amount of (i) $1,000 for each $1,000 principal amount of 12% Senior Notes tendered plus (ii) all accrued and unpaid interest (including interest on unpaid interest) on the senior notes tendered as of the date the exchange offer closes, or (c) (A) Romacorp's newly issued 6.5% Senior Notes due December 31, 2008 in an aggregate principal amount of (i) $461.50 for each $1,000 principal amount of 12% Senior Notes tendered plus (ii) 46.15% of all accrued and unpaid interest (including interest on unpaid interest) on the senior notes tendered as of the date the exchange offer closes, and (B) Romacorp's newly issued 13.2% Senior Notes due December 31, 2008 in an aggregate principal amount of (i) $538.50 for each $1,000 principal amount of 12% Senior Notes tendered plus (ii) 53.85% of all accrued and unpaid interest (including interest on unpaid interest) on the senior notes tendered as of the date the exchange offer closes. Romacorp is also soliciting consents with respect to a mutual release and certain amendments to the indenture governing the 12% Senior Notes. It is a condition to the exchange offer that holders of at least 90% of the aggregate principal amount of outstanding 12% Senior Notes shall tender their notes in the exchange offer.

The Company has reached agreement with 99% of the holders of the 12% Senior Notes regarding the debt restructuring.

The exchange offer will expire at 5:00 p.m., New York City time, on October 27, 2003, unless extended. The Bank of New York is serving as the exchange agent.

The Company also announced that it has negotiated lease termination agreements with respect to four leased properties and closed two fee-owned properties in September 2003. Additional lease concessions have also been negotiated that will improve the Company's future cash flow.

"These are very important steps to strengthen our finances and our future," said CEO and President David Head. "Restructuring our long term-debt and certain lease obligations will improve cash flow and allow us to invest in enhancing the Tony Roma's concept and guest experience. We have much work to do, but are excited about the road ahead."

Romacorp, Inc. operates and franchises Tony Roma's restaurants, the world's largest casual dining restaurant chain specializing in ribs. The Company currently operates 36 restaurants and franchises 217 restaurants in 27 states and 27 foreign countries and territories.

Forward-Looking Comments
Statements which are not historical facts contained herein are forward-looking statements that involve estimates, risks and uncertainties, including but not limited to: consumer demand and market acceptance risk; the level of and the effectiveness of marketing campaigns by the Company; training and retention of skilled management and other restaurant personnel; the Company's ability to locate and secure acceptable restaurant sites; the effect of economic conditions, including interest rate fluctuations, the impact of competing restaurants and concepts, new product introductions, product mix and pricing, the cost of commodities and other food products, labor shortages and costs and other risks detailed in filings with the Securities and Exchange Commission.